Exhibit 5.1

[LETTERHEAD OF HOGAN & HARTSON L.L.P.]

June 4, 2004

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
c/o Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as counsel to EOP Operating Limited Partnership, a Delaware limited partnership (the “Partnership”) and Equity Office Properties Trust, a Maryland real estate investment trust (the “Trust” and, together with the Partnership, the “Issuers”), in connection with the Issuer’s registration statement on Form S-3 (the “Registration Statement”), relating to the proposed public offering of up to $3,000,000,000 in aggregate amount of one or more series of (i) unsecured debt securities of the Partnership (the “Debt Securities”), (ii) warrants to purchase Debt Securities (“Debt Warrants”) and (iii) any guarantees by the Trust, subject to the conditions set forth in the Indenture (as defined below), that if the Partnership fails to punctually pay any principal, Make-Whole Amount (as defined in the Debt Securities), if any, or interest on the Debt Securities, the Trust will cause any such payment to be made as it becomes due and payable, without duplication (the “Guarantees,” and together with the Debt Securities and the Debt Warrants, the “Securities”), which may be offered and sold by the Issuers from time to time as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	The Certificate of Limited Partnership of the Partnership, as amended, as certified on the date hereof by the Secretary of the Trust as being complete, accurate, and in effect.

3.	The Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, as certified on the date hereof by the Secretary of the Trust as being complete, accurate, and in effect (the “Partnership Agreement”).

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
June 4, 2004

4.	The Declaration of Trust of the Trust, as amended, as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect (the “Declaration of Trust”).

5.	The Bylaws of the Trust, as amended, as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect (the “Bylaws”).

6.	The Indenture (the “Original Indenture”), dated as of August 29, 2000, between the Partnership and U.S. Bank National Association (formerly U.S. Bank Trust National Association) (the “Trustee”).

7.	The Supplemental Indenture, dated as of June 18, 2001, among the Partnership, the Trust and the Trustee (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).

8.	Resolutions of the Board of Trustees of the Trust, on behalf of the Trust and in the Trust’s capacity as general partner of the Partnership, adopted at a meeting held on February 18, 2004, as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect, relating to the filing by the Partnership and the Trust of the Registration Statement and related matters.

     In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all Documents submitted to us, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount, and terms of any Securities to be offered from time to time will have been duly authorized and established by proper action of the Partnership or the Trust, as applicable (an “Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with the Partnership’s Partnership Agreement and applicable Delaware law, with respect to the Partnership, and the Trust’s Declaration of Trust and Bylaws and applicable Maryland law, with respect to the Trust, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Partnership or the Trust, respectively, or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of the offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “1933 Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
June 4, 2004

Securities and Guarantees will be issued pursuant to and in accordance with the Indenture; (iv) any Debt Warrants will be issued under one or more debt warrant agreements (each, a “Warrant Agreement”) between the Partnership and a financial institution identified therein as a warrant agent for which the governing law shall be the law of the State of New York; and (v) the Securities will be delivered against payment of valid consideration therefore and in accordance with the terms of the applicable Action authorizing such sale and any applicable underwriting agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement.

     This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (a) and (b), the Delaware Revised Uniform Limited Partnership Act, as amended, (ii) as to the opinion expressed in paragraph (c), Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended, and (iii) the laws of the State of New York.  As used herein, the terms “Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended,” “Maryland General Corporation Law, as amended” and “Delaware Revised Uniform Limited Partnership Act, as amended” include the applicable statutory provisions contained therein, all applicable provisions of the Maryland and Delaware Constitutions, as applicable, and reported judicial decisions interpreting these laws. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

     To the extent that the obligations of the Issuers under the Indenture or any Warrant Agreement may be dependent upon such matters, we have assumed for purposes of this opinion letter that the Trustee or warrant agent named in the Warrant Agreement will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Trustee or warrant agent named in the Warrant Agreement will be duly qualified to engage in the activities contemplated by the Indenture or Warrant Agreement, as the case may be; that the Indenture or Warrant Agreement, as the case may be, will be duly authorized, executed, and delivered by the Trustee or warrant agent named in the Warrant Agreement and will constitute the valid and binding obligation of the Trustee or warrant agent named in the Warrant Agreement enforceable against the Trustee or warrant agent named in the Warrant Agreement in accordance with its terms; that the Trustee or warrant agent named in the Warrant Agreement will be in compliance, with respect to acting as a trustee or the warrant agent under the Indenture or Warrant Agreement, as the case may be, with all applicable laws and regulations; and that the Trustee or warrant agent named in the Warrant Agreement will have the requisite organizational and legal power and authority to perform its obligations under the Indenture or Warrant Agreement, as the case may be.

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
June 4, 2004

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     (a) The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants), upon authentication by the Trustee and due execution and delivery on behalf of the Partnership, will constitute valid and binding obligations of the Partnership.

     (b) The Debt Warrants, upon due execution and delivery of a Warrant Agreement relating thereto on behalf of the Partnership and the warrant agent named therein, and upon due execution and delivery of the Debt Warrants on behalf of the Partnership, will constitute valid and binding obligations of the Partnership.

     (c) The Guarantees, upon authentication of the Debt Securities by the Trustee and the endorsement of the Guarantees on the Debt Securities on behalf of the Trust, will constitute valid and binding obligations of the Trust.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (a) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the 1933 Act.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.